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                                                                     EXHIBIT 8.1


                            HOGAN & HARTSON L.L.P.
                               Columbia Square
                         555 Thirteenth Street, N.W.
                         Washington, D.C.  20004-1109






                               November 18, 1997





Equity Office Properties Trust
Two North Riverside Plaza
Chicago, Illinois  60606

Beacon Properties Corporation
50 Rowes Wharf
Boston, Massachusetts  02110

Ladies and Gentlemen:

     We have acted as counsel to Equity Office Properties Trust ("EOP"), a Maryland real estate investment trust, in connection with the execution and delivery of the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 15, 1997, by and among EOP, EOP Operating Limited Partnership ("EOP Partnership"), a Delaware limited partnership, Beacon Properties Corporation ("Beacon"), a Maryland corporation, and Beacon Properties, L.P. ("Beacon Partnership"), a Delaware limited partnership, whereby Beacon will merge with and into EOP (the "Merger"). This opinion letter is being furnished to you, pursuant to Sections 6.2(d) and 6.3(d) of the Merger Agreement, in connection with (i) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of Beacon and EOP addressed to holders of Common Stock of Beacon (the "Common Share Joint Proxy Statement/Prospectus"),
(ii) the Registration Statement on Form S-4, containing the Joint Proxy Statement/Prospectus of Beacon and EOP addressed to holders of Class A Preferred Stock of Beacon (the "Preferred Share Proxy Statement/Prospectus"), and (iii) the Registration Statement on Form S-4 containing the Proxy Statement/Prospectus of Beacon Partnership (the "Beacon Partnership Proxy Statement," together with the Common Share Joint Proxy Statement/Prospectus and the Preferred Share Joint Proxy Statement/Prospectus, the "Registration Statements"), each filed with the Securities and Exchange Commission on October 25, 1997, as amended through the



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Equity Office Properties Trust
Beacon Properties Corporation
November 18, 1997
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date hereof.  Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with initial capitalized letters has the meaning given to such term in the Registration Statements.

BASES FOR OPINIONS

     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and administrative determinations (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service (the "IRS") except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

     In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:
(1) each of the Registration Statements, as amended to the date hereof; (2) the Amended and Restated Agreement of Limited Partnership of the EOP Partnership, dated as of July 3, 1997, as amended to the date hereof; (3) the Articles of Amendment and Restatement of Declaration of Trust of EOP dated as of July 8, 1997, as amended to the date hereof (the "Declaration of Trust");
(4) the agreements of limited partnership, as amended to the date hereof, of each of the Opportunity Partnerships; (5) the form of partnership agreement or limited liability company operating agreement, as applicable, used by EOP Partnership and/or the Opportunity Partnerships to organize and operate the partnerships and limited liability companies in which one or more of the Opportunity Partnerships owns an interest (collectively, the "Partnership Subsidiaries"); (6) the articles of organization and stock ownership records of each corporation in which one or more of EOP Partnership, the Opportunity Partnerships or Beacon Partnership owns stock, directly or indirectly (collectively, the "Corporate Entities"); (7) the articles of incorporation and by-laws and stock ownership information for the Management Corporation, the Services Corp., Lakeview Health Club Corp.,





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Equity Office Properties Trust
Beacon Properties Corporation
November 18, 1997
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Beacon Management Company, Beacon Design Company and Beacon Construction
Company; (8) the Merger Agreement; (9) the opinion of counsel received by Beacon and EOP from Goodwin, Proctor & Hoar LLP, dated November 17, 1997, to the effect that Beacon has qualified for taxation as a REIT since its taxable year ended December 31, 1994, and will continue to so qualify through the Effective Time of the Merger, and that Beacon Partnership, at all times since the first day of Beacon's taxable year ended December 31, 1994, has been treated as a partnership for federal income tax purposes and will continue to be so treated through the Effective Time of the Partnership Merger (the "Goodwin Procter Opinion"); (10) other necessary documents; and (11) the facts as we have deemed necessary to render the opinions set forth in this letter. The opinions set forth in this letter also are premised on certain written representations of (i) each of the ZML REITs and each of the Opportunity Partnerships contained in a letter to us dated July 7, 1997, which letter was reconfirmed to us by EOP, as the successor to the ZML REITs, on November 17, 1997, regarding the assets, operations and activities of each of the ZML REITs prior to July 11, 1997; (ii) EOP and the Operating Partnership contained in a letter to us dated November 17, 1997, regarding the assets, operations and activities of EOP and the Operating Partnership in the past and as to the contemplated assets, operations and activities of EOP in the future; and (iii) Beacon and Beacon Partnership contained in a letter to us, dated as of November 17, 1997, regarding the assets, operations and activities of Beacon and Beacon Partnership (collectively, the "Management Representation Letters").

     For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in any of the above-referenced documents, including the Registration Statements and the Management Representation Letters. We consequently have relied upon representations in the Management Representation Letters that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not, however, aware of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

     Moreover, we have assumed that, insofar as relevant to the opinions set forth herein, (i) each of the ZML REITs, the Opportunity Partnerships, the Partnership Subsidiaries, and the Corporate Entities in which an Opportunity Partnership owns an interest have been operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation, declaration of trust or other organizational documents; (ii) each of EOP, the EOP Partnership, the Opportunity Partnerships, the Partnership Subsidiaries, and the Corporate Entities have been and will be operated in the manner described in the relevant partnership agreement, declaration of trust, articles (or certificate) of incorporation, or other organizational documents and in the Registration Statements; (iii) as represented by EOP, there are no




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Equity Office Properties Trust
Beacon Properties Corporation
November 18, 1997
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agreements or understandings between EOP or the EOP Partnership, on the one hand, and Equity Office Holdings L.L.C., the entity that owns 100% of the voting stock of the Management Corporation, or the Management Corporation itself, on the other, that are inconsistent, or will be inconsistent, with Equity Office Holdings L.L.C. being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of the Management Corporation, and with ZML Partners Limited Partnership being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of Lakeview Health Club Corp. (and following the Merger, with the Management Corporation being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of each of Beacon Management Company, Beacon Design Company, and Beacon Construction Company); (iv) as represented by Beacon, for the period prior to the effective time of the Merger, any services provided to tenants of the properties owned by Beacon are and have been services which are "usually or customarily rendered" in connection with the rental of space for occupancy only, unless provided by an entity that qualifies as an "independent contractor" within the meaning of
Section 856(d)(3) of the Code from whom Beacon derives no income, and, as represented by EOP, EOP will take measures to ensure that, commencing with the effective time of the Merger, any services provided to the tenants of the properties previously owned by Beacon will either be "usually or customarily rendered" as described above or provided by an entity that qualifies as an independent contractor; and (v) EOP is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland, Beacon is validly organized and duly incorporated under the laws of the State of Maryland, each of the Corporate Entities are validly organized and duly incorporated corporations under the laws of the state in which they were purported to be organized (as applicable), EOP Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, Beacon Partnership is a duly organized and validly existing limited partnership under the laws of the State of Delaware, each of the Opportunity Partnerships is a duly organized and validly existing limited partnership under the laws of the State of Illinois, and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be, under the applicable laws of the state in which they were purported to be organized.

     In our review, we have assumed that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letters) are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Declaration of Trust of EOP, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.




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Equity Office Properties Trust
Beacon Properties Corporation
November 18, 1997
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     Finally, insofar as the continued qualification of EOP as a REIT following the Merger depends upon the assets and operations of Beacon and Beacon Partnership acquired from Beacon as a result of the Merger and/or Beacon's organization and qualification as a REIT through the Effective Time of the Merger, we have relied upon the Goodwin Procter Opinion.

OPINIONS

     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion as follows:

        1. EOP is organized, as of the date hereof, in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and EOP's proposed method of operation (as described in the Management Representation Letters), including for periods following the Merger, should enable EOP to continue to meet the requirements for qualification and taxation as a REIT for periods following the date hereof, including periods following the Effective Time of the Merger.

        2. EOP Partnership will be treated as a partnership for federal income tax purposes and will not be subject to federal income tax as a corporation or an association taxable as a corporation.

        3. The discussion in the Beacon Partnership Proxy Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it discusses matters of law or legal conclusions, is accurate in all material respects.

        4. The discussion in the Common Share Proxy Statement/Prospectus under the caption "FEDERAL INCOME TAX CONSIDERATIONS--Tax Consequences of the Merger to Beacon Shareholders, Beacon and EOP", to the extent that it discusses matters of law or legal conclusions, is accurate in all material respects, and the discussion in balance of the section under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Common Share Proxy Statement/Prospectus, to the extent such discussion discusses matters of law or legal conclusions and is related to the federal income tax treatment of EOP or the federal income tax consequences of owning Common Shares of EOP, is accurate in all material respects.

        5. The discussion in the Preferred Share Proxy Statement/Prospectus under the caption "FEDERAL INCOME TAX CONSIDERATIONS--Tax Consequences of the Merger to Beacon Shareholders, Beacon and EOP", to the extent that it discusses matters of law




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Equity Office Properties Trust
Beacon Properties Corporation
November 18, 1997
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or legal conclusions, is accurate in all material respects, and the discussion in balance of the section under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Preferred Share Proxy Statement/Prospectus, to the extent such discussion discusses matters of law or legal conclusions and is related to the federal income tax treatment of EOP or the federal income tax consequences of owning Preferred Shares of EOP, is accurate in all material respects.

     We assume no obligation to advise you of any changes in our opinion or of any new developments in the application or interpretation of the federal income tax laws subsequent to the Effective Time of the Merger. EOP's qualification and taxation as a REIT depend upon both (i) the satisfaction in the past by Beacon and the ZML REITs of the requirements for qualification and taxation as a REIT and (ii) EOP's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code, as described in the Registration Statements with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. has relied upon representations of EOP, Beacon, and the ZML REITs with respect to these matters (including those set forth in the Management Representation Letters) and will not review EOP's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of EOP's operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

     We hereby consent to the filing of this opinion letter as an Exhibit to each of the Registration Statements and to the reference to Hogan & Hartson L.L.P. under the captions "Legal Matters" and "Federal Income Tax
Considerations" in each of the Registration Statements. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



                                                Very truly yours,

                                                /s/ Hogan & Hartson L.L.P.
                                                --------------------------
                                                Hogan & Hartson L.L.P.